UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

DUKE ENERGY INDIANA, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 1, 2006, Duke Energy Indiana, Inc., as seller, and Wabash Valley Power Association, Inc., an Indiana corporation, as buyer, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with respect to the sale of one of Duke Energy Indiana’s generating units at its Wabash River Generating Station in Vigo County, Indiana. The purchase price is based on the book value of the unit at closing and is currently estimated to be $110-120 million. The sale is subject to regulatory approvals and other conditions precedent. A copy of the Asset Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                           Asset Purchase Agreement by and between Duke Energy Indiana, Inc., as Seller, and Wabash Valley Power Association, Inc., as Buyer, Dated as of December 1, 2006

99.1                           Press Release issued by Duke Energy Corporation on December 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY INDIANA, INC.

Date: December 7, 2006	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Asset Purchase Agreement by and between Duke Energy Indiana, Inc., as Seller, and Wabash Valley Power Association, Inc., as Buyer, Dated as of December 1, 2006
99.1	Press Release issued by Duke Energy Corporation on December 1, 2006